Exhibit 99.2

Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

KI HOLDINGS INC.

OFFER TO EXCHANGE ITS ISSUED AND OUTSTANDING 9 7/8% SENIOR DISCOUNT NOTES

DUE 2014 FOR ITS 9 7/8% SENIOR DISCOUNT NOTES DUE 2014 WHICH HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

PURSUANT TO THE PROSPECTUS, DATED February     , 2005

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2005, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

As set forth in the Prospectus dated February     , 2005 (the “Prospectus”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”) and Instruction 1 thereto, this form, or one substantially equivalent hereto, must be used to accept the Exchange Offer if certificates representing the 9 7/8% Senior Discount Notes due 2014 (the “Old Notes”) of KI Holdings Inc., a Pennsylvania corporation (the “Company”), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit a Holder’s certificates or other required documents to reach the Exchange Agent prior to the Expiration Date. Such form may be delivered by hand, overnight courier, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal) unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus.

The Exchange Agent is

The Bank of New York

By Registered or Certified Mail:	By Hand:	By Courier:

The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7E New York, NY 10286 Attn: Ms. Carolle Montreuil	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7E New York, NY 10286 Attn: Ms. Carolle Montreuil	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7E New York, NY 10286 Attn: Ms. Carolle Montreuil

By Facsimile:

Attn: Ms. Carolle Montreuil

(212) 298-1915

Confirm by Telephone:

(212) 815-3687

Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies & Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Company $             principal amount of Old Notes, pursuant to the guaranteed delivery procedures set forth in the Prospectus and accompanying Letter of Transmittal.

Certificate Numbers of Old Notes (if available)	Principal Amount Tendered

If Old Notes will be tendered by book-entry transfer to The Depositary Trust Company (the “DTC”), provide account number.

Account No.

The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and The Bank of New York, as Trustee with respect to the Old Notes tendered pursuant to the Exchange Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

SIGN HERE

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s) (Please Type or Print)

Address

Zip Code

Area code and Telephone Number

Dated:                                , 2005

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”), hereby (a) represents that the above-named person(s) are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Old Notes complies with Rule 14e-4 and (c) guarantees delivery to the Exchange Agent of certificates representing the Old Notes tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC, with a properly completed and duly executed Agent’s Message (as defined in the Letter of Transmittal) or Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, within three Business Days after the date of execution hereof.

Name of Firm	Title

Authorized Signature	Name (Please Type or Print)

Address	Dated: , 2005

Area Code and Telephone Number

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.